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OPTION AGREEMENT

(San Ramon Project - Nicaragua)

Made as of the 20th day of July, 2004

BETWEEN:

RADIUS GOLD INC., a corporation duly amalgamated pursuant to the laws of British Columbia and having an office at 830-355 Burrard Street, Vancouver, BC  V6C 2G8

(the “Optionor”)

AND:

COASTPORT CAPITAL INC., a corporation duly incorporated pursuant to the laws of British Columbia and having an office at 13492 Marine Drive, Surrey, BC  V4A 1G2

(the "Optionee”)

WHEREAS:

A.

The Optionor, pursuant to the terms of an Option Agreement dated October 1, 2003 (the “Underlying Mena Option Agreement”) with Frank Mena (the “Underlying Optionor”) has the right to acquire a 70% interest in various exploration concessions and the applications for exploration concessions, including, but not restricted to, a 70% interest (the “Underlying Interest”) in the exploration concessions and the applications for exploration concessions listed in Schedule “A” to this Agreement (the “Licenses” and also herein called the “San Ramon Project”), all of which are located in north-central Nicaragua, Central America, as more particularly described in Schedule “A”;

B.

Subject to the terms of the Underlying Mena Option Agreement, the Optionor has exclusive possession of and the right to explore and mine the Licenses free and clear of all claims, liens or encumbrances; and

C.

The parties now wish to enter into an agreement whereby the Optionor will grant an option to the Optionee to purchase indirectly through the ownership in Newco (unless otherwise agreed) 50% of the right, title and interest in and to the Licenses (being approximately 71.43% of the Underlying Interest) on the terms and conditions as hereinafter set forth;

THE PARTIES AGREE AS FOLLOWS:

1.

INTERPRETATION

1.1

In this Agreement:

(a)

“Commercial Production” means the commercial exploitation of mineral products from the  Licenses or any part as a mine subsequent to a production program, but does not include milling for the purpose of testing or milling by a pilot plant.  Commercial Production shall be deemed to have commenced:

(i)

if a plant is located on the Licenses, on the first day following the first period of 45 consecutive days during which mineral products have been produced from the  Licenses at an average rate not less than 80% of the initial design rated capacity of the facilities, or

(ii)

if no plant is located on the Licenses, on the first day of the month following the first period of 45 consecutive days during which mineral products have been shipped from the Licenses on a reasonably regular basis for the purpose of earning revenue

(b)

“Defaulting Party” has that meaning set out in Subsection 18.1;

(c)

"Dollars ($)" means legal currency of the United States;

(d)

“Exchange” means the TSX Venture Exchange;

(e)

“Holdco” has that meaning as set out in Subsection 6.1(a);

(f)

“Intervening Event” has that meaning as set out in Subsection 22.1;

(g)

"Licenses" means those exploration concessions and applications for exploration concessions set out in Schedule “A” of this Agreement and includes any mineral licenses covering any portion of the ground currently covered by the Licenses which may have been re-acquired by the Optionee or its successors, assigns or associates as a result of any of the Licenses having been previously abandoned;

(h)

“Newco” has that meaning set out in Subsection 6.1(a);

(i)

“Nominee Agreement” is an agreement dated October 1, 2003 between the Optionor and Intima Management N.V., a copy of which forms Schedule “C” to this Agreement;

(j)

“Option” has that meaning set out in Subsection 3.1;

(k)

“Qualifying Transaction” means that term as defined in Policy 2.4 of the Exchange’s Corporate Finance Manual;

(l)

"Royalty" has that meaning set out in the Underlying Option Agreement;

(m)

“San Ramon Project” has that meaning set out in Recital “A” to this Agreement;

(n)

“Underlying Interest” has that meaning set out in Recital “A” to this Agreement;

(o)

“Underlying Mena Option Agreement” has that meaning set out in Recital “A” to this Agreement and a copy of same is attached hereto as Schedule “D” to this Agreement; and

(p)

“Underlying Optionor” has that meaning set out in Recital “A” to this Agreement.

2.

REPRESENTATIONS AND WARRANTIES

2.1

The Optionee represents and warrants to the Optionor that:

(a)

it is a body corporate duty incorporated, organized, amalgamated and validly subsisting under the laws of its jurisdiction of its amalgamation;

(b)

it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)

neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which the Optionor is a party or by which it is bound;

(d)

the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto;

(e)

effective at the open of the market on February 16, 2004, the Optionee transferred to NEX from Tier 2 of the Exchange, and trading was reinstated in the securities of the Optionee;

(f)

the trading in the shares of the Optionee is now halted in accordance with Exchange requirements; and

(g)

the Optionee is required to complete a reactivation, by way of a Qualifying Transaction, which meets the applicable Exchange policies.

2.2

The Optionor represents and warrants to the Optionee:

(a)

it is a body corporate duly amalgamated and validly subsisting under the laws of British Columbia;

(b)

the Licenses have been duly and validly located, staked and recorded, are accurately described in Schedule "A", are presently in good standing under the laws of the jurisdiction in which they are located and, except as set forth herein, are free and clear of all liens, charges and encumbrances;

(c)

the Optionor is the sole beneficial owner of an exclusive right to acquire the Underlying Interest in and to the Licenses by acquiring 70% of the issued and outstanding shares of Holdco, to be the sole owner of a Newco to which title to the Licences is to be transferred upon the exercise of the Option), subject to the right of the Underlying Optionor to convert his remaining 30% interest in the Licenses into a 4% Royalty (as that term is defined in the Underlying Mena Option Agreement, in which case the Optionor will have the right to acquire 100% of the shares of Holdco), and has the exclusive right to enter into this Agreement and all necessary authority to dispose of a 50% interest in and to the Licenses in accordance with the terms of this Agreement;

(d)

the Optionor is not in default of the Underlying Mena Option Agreement; and specifically the Optionor has paid those amounts required pursuant to sections 4.3 and 4.4(a) thereof;

(e)

no person, firm or corporation has any proprietary or possessory interest in the Licenses other than the Optionor and the Underlying Optionor and no person is entitled to any royalty or other payment in the nature of rent or royalty on any diamonds, minerals, ores, metals or concentrates or any other such products removed from the Licenses (except the 4% Royalty payable to the Underlying Optionor if he converts his 30% interest into the 4% Royalty, in accordance with Section 5.3 of the Underlying Mena Option Agreement and except the royalty payable to the government according to the Mining Law of Nicaragua, as disclosed in Subsection 3.2(b) of the Underlying Mena Option Agreement;

(f)

there are no other outstanding agreements or options to acquire or purchase any interest or any right in or to the Licenses, and no person has any royalty or other interest whatsoever in the Licenses or any production there from except as referred to in herein and applicable government royalties, fees, taxes or charges;

(g)

the Optionor has the right to dispose of all or a portion of the Underlying Interest in accordance with this Agreement, subject to the terms and conditions set out in Section 7 of the Underlying Mena Option Agreement;

(h)

the Nominee Agreement was entered into pursuant to the terms of the Underlying Mena Option Agreement and is in good standing and in full force and effect;

(i)

effective at 12:01 am July 1, 2004, PilaGold Inc. (formerly Pillar Resources Inc.) amalgamated with Radius Explorations Ltd. and continued as one company named Radius Gold Inc; and

(j)

to the best knowledge of the Optionor, the term “Transfer Date” as it is defined in the Underlying Mena Option Agreement means a date not earlier than February 6, 2004.

2.3

The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and will survive the acquisition of any interest in the Licenses by the Optionee and each party will indemnify and save the other party harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach or any representation, warranty, covenant, agreement or condition made by the other party and contained in this Agreement.

3.

GRANT OF OPTION TO PURCHASE

3.1

Subject to Section 4.1 the Optionor hereby grants to the Optionee the exclusive and irrevocable option (the “Option”) to acquire, free of all liens, charges, encumbrances, claims or rights of others, an undivided 50% right, title and interest in and to the Licenses, exercisable by the Optionee:

(a)

incurring exploration expense of at least $200,000 Cdn. on the Licenses by December 1, 2004;

(b)

incurring exploration expense of at least $330,000 Cdn. in aggregate on the Licenses by February 1, 2005;

(c)

incurring exploration expense of at least $1,000,000 in aggregate on the Licenses by December 31, 2005; and

(d)

incurring exploration expense of at least $2,000,000 in aggregate on the Licenses by July 1, 2006.

4.

CONDITIONS OF THE OPTIONEE - QUALIFYING TRANSACTION & FINANCING

4.1

The granting of the Option by the Optionor to the Optionee is subject to:

(a)

receipt of written notice from the Exchange to the Optionee on or before September 30, 2004, unless otherwise agreed by the parties, that the Exchange has accepted for filing all material amounting to a Qualifying Transaction including the granting of the Option. The parties will use their collective best efforts to obtain such approval as expeditiously as is reasonably possible;

(b)

the Optionee having exploration funds of at least $500,000 Cdn available at the time the Optionee receives Exchange approval to the Qualifying Transaction;

(c)

pursuant to Article 7 of the Underlying Mena Option Agreement, the Underlying Optionor having consented to proposed transfer to the Optionee; and

(d)

pursuant to Section 7.4 of the Underlying Mena Option Agreement, the Optionee having covenanted to and agreed to be bound by the Underlying Mena Option Agreement with respect to the San Ramon Project only.

5.

EXERCISE OF OPTION

5.1

Upon the completion of the incurrence of exploration expense set out in Subsection 3.1 the Option shall be exercised and the Optionee will, subject to the right of the Underlying Optionor to receive the Royalty, own 50% of the right, title and interest in and to the Licenses.

6.

TRANSFER OF TITLE

6.1

Upon completion of the exercise of the Option, the Optionor, will either:

(a)

cause a new corporation to be incorporated in Aruba (“Holdco”) and a new corporation to be incorporated in Nicaragua (“Newco”), cause all of the shares in Newco to be issued to Holdco and cause all of the interest in the Property of the Underlying Optionor and the Optionor to be transferred to Newco and have issued to or transferred to the Optionee such percentage interest in Holdco such that Optionee will own a 50% indirect interest in the Licenses; or

(b)

with the written consent of the Optionee (and the written consent of the Underlying Optionor, if at such time either the Optionee or Optionor are of the opinion that such consent is then necessary) deliver to the Optionee a duly executed transfer in registrable form of 50% right, title and interest in and to the Licenses in favour of the Optionee which the Optionee will be entitled to register against title to the Licenses.

7.

OPTION ONLY

7.1

Except for incurring the exploration expense set out in Subsection 3.1(a) of this Agreement, which is a commitment of the Optionee and except for the exploration expense set out in Subsection 3.1(b), if and only if the Optionee has not advised the Optionor in writing by December 1, 2004 that the Optionee will not be incurring the exploration expense set out in Subsection 3.1(b) this Agreement is for an option only, and the Optionee is not obliged to make any payment of money to the Optionor, issue and deliver any shares in the capital of the Optionee or incur exploration expense on the Licenses.

7.2

Subject to Section 7.1, the Optionor hereby agrees that the Optionee may terminate the Option at any time and the Optionee hereby agrees that, upon any termination of the Option by it, the Licenses will be unencumbered and in good standing.  The Optionee will pay all taxes and assessments required to maintain the Licenses in good standing during the term of the Option.  Upon termination the Optionee shall have no further obligations to incur exploration expenditures on the Licenses.

8.

JOINT VENTURE

8.1

The Optionor will use its best efforts to cause the Underlying Optionor to convert his 30% interest in the Licenses to a royalty.

8.2

In the event that the Underlying Optionor does not convert his interest into a royalty, then, the Optionor, the Optionee and the Underlying will enter into the form of shareholder agreement required by Subsection 5.4(a) of the Underlying Mena Option Agreement, unless each of the Optionor, the Optionee and the Underlying Optionor have agreed to enter into a joint venture.

8.3

Subject to either (a) the Underlying Optionor converting his 30% interest into a royalty and the Optionor and the Optionee agreeing to enter into a joint venture (rather than a shareholders agreement as anticipated by the Underlying Mena Option Agreement) or (b) the Underlying Optionor, the Optionor and the Optionee agreeing to enter into a joint venture (rather than a shareholders agreement as anticipated by the Underlying Mena Option Agreement), upon the Optionee earning its interest under Section 5.1, all operations shall be conducted as a joint venture in accordance with a Joint Venture Agreement the salient provisions of which are set forth in Schedule “B”. The establishment of the Joint Venture Agreement and the assignment of interests in the Licenses in accordance with the terms of this Agreement shall be effected in the manner as may be determined by the Optionor and the Optionee to be the most advantageous having regard to the mining and taxation laws applicable at that time.

9.

RIGHT OF ENTRY

9.1

During the currency of this Agreement, the Optionee, its employees, agents and independent contractors, will have the sole and exclusive right to:

(a)

enter upon the Licenses;

(b)

have exclusive and quiet possession thereof,

(c)

do such prospecting, exploration, development or other mining work thereon and thereunder as the Optionee in its sole discretion may consider advisable; and

(d)

bring and erect upon the Licenses such facilities as the Optionee may consider advisable.

10.

COVENANTS OF THE OPTIONOR

10.1

During the currency of this Agreement the Optionor will:

(a)

not do any act or thing which would or might in any way adversely affect the rights of the Optionee hereunder;

(b)

make available to the Optionee and its representatives all records and files in the possession of the Optionor relating to the Licenses and permit the Optionee and its representatives at its own expense to take abstracts therefrom and make copies thereof;

(c)

promptly provide the Optionee with any and all notices and correspondence received by the Optionor from government agencies in respect of the Licenses;

(d)

as it pertains to the Licenses, keep the Underlying Mena Option Agreement in good standing;

(e)

promptly advise the Optionee in the event there is a default by the Optionor in the Underlying Mena Option Agreement;

(f)

if there is a default or imminent potential default of the Optionor under the Underlying Option Agreement, to allow the Optionee to make such payment or do such thing, as to ensure that the rights of the Optionee are not adversely affected by such default; and

(g)

upon exercise by the Optionee of the Option hereunder, exercise its option to the Licenses under the Underlying Mena Option Agreement, including fulfilling those conditions in section 5.1 thereof.

11.

COVENANTS OF THE OPTIONEE

11.1

During the currency of this Agreement, the Optionee will:

(a)

keep the Licenses free and clear of all liens, charges and encumbrances arising from their operations hereunder and in good standing by the doing and filing of all necessary work and by the doing of all other acts and things and making all other payments which may be necessary in that regard;

(b)

permit the Optionor, or its representatives duly authorized by it in writing, at its own risk and expense, access to the Licenses at all reasonable times and to all records prepared by the Optionee in connection with work done on or with respect to the Licenses;

(c)

conduct all work on or with respect to the Licenses in a careful and minerlike manner and in compliance with all applicable Federal, State and local laws, rules, orders and regulations, and indemnify and save the Optionor harmless from any and all claims, suits, actions made or brought against it as a result of work done by the Optionee on or with respect to the Licenses; and

(d)

not do any act or omit to do any act so as to cause the Optionor to be or become in default under the Underlying Mena Option Agreement.

12.

REGISTRATION OF AGREEMENT

12.1

Notwithstanding any term of this Agreement, the Optionee will have the right at any time to register this Agreement or a Memorandum thereof against title to the Licenses, subject to the laws of Nicaragua.

13.

DISPOSITION OF LICENSES

13.1

Subject to Subsection 13.2, the Optionee may at any time sell, transfer or otherwise dispose of all or any portion of its interest in and to the Licenses and this Agreement.

13.2

In the event that the Optionee intends to sell, transfer or otherwise dispose of all of its interest in and to the Licenses and this Agreement, it will first:

(a)

pursuant to Article 7 of the Underlying Mena Option Agreement, have the Underlying Optionor consent to proposed transfer;

(b)

pursuant to Section 7.4 of the Underlying Mena Option Agreement, have the Optionee covenant to and agree to be bound by the Underlying Mena Option Agreement; and

(c)

cause the intended transferee to agree in writing with the Optionor to comply with the terms of this Agreement.

14.

CONFIDENTIAL NATURE OF INFORMATION

14.1

The parties agree that all information obtained from the work carried out hereunder and under the operation of this Agreement will be the exclusive property of the parties and will not be used other than for the activities contemplated hereunder except as required by law or by the rules and regulations of any regulatory authority having jurisdiction, or with the written consent of both parties, such consent not to be unreasonably withheld.  Notwithstanding the foregoing, it is understood and agreed that a party will not be liable to the other party for the fraudulent or negligent disclosure of information by any of its employees, servants or agents, provided that such party has taken reasonable steps to ensure the preservation of the confidential nature of such information.

15.

FURTHER ASSURANCES

15.1

The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

16.

NOTICE

16.1

Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and will be given by the delivery or the same or by mailing the same by prepaid registered or certified mail in each case addressed as provided in page 1 of this Agreement.

16.2

Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the tenth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received.

16.3

Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses therein specified will be deemed to be the address of such party for the purpose of giving notice hereunder.

17.

HEADINGS

17.1

The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.

18.

DEFAULT

18.1

If any party (a "Defaulting Party") is in default of any requirement herein set forth (not including any provision of Subsection 3.1 of this Agreement), the party affected by such default will give written notice to the defaulting Party specifying the default and the Defaulting Party will not lose any rights under this Agreement, unless within 30 days after the giving of notice of default by the affected party the Defaulting Party has not cured the default by the appropriate performance and if the Defaulting Party fails within such period to cure any such default, the affected party will be entitled to seek any remedy it may have on account of such default.

19.

PAYMENT

19.1

All references to monies hereunder will be in United States funds except where otherwise designated.  All payments to be made to any party hereunder will be either wired to the bank account of the intended party or mailed or delivered to such party at its address for notice purposes as provided herein, or for the account of such party at such bank or banks as such party may designate from time to time by written notice.  Said bank or banks will be deemed the agent of the designating party for the purpose of receiving, collecting and receiving such payment.

20.

ENUREMENT

20.1

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

21.

TERMS

21.1

The terms and provisions of this Agreement shall be interpreted in accordance with the laws of British Columbia and the applicable laws of Nicaragua.

22.

FORCE MAJEURE

22.1

No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority or non-availability of materials or transportation (each an "Intervening Event").

22.2

All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event described in Subsection 22.1.

22.3

A party relying on the provisions of Subsection 22.1 will take all reasonable steps to eliminate an Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

23.

ENTIRE AGREEMENT

23.1

This Agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations.

24.

TIME OF ESSENCE

24.1

Time will be of the essence in this Agreement.

25.

EXECUTION OF AGREEMENT

25.1

This Agreement may be signed in counterpart and by fax.

RADIUS GOLD INC.	) )
)
Per:	)
)
Signature of Authorized Signatory	)

)
Name of Authorized Signatory	)

COASTPORT CAPITAL INC.	) )
)
Per:	)
)
Signature of Authorized Signatory	)

)
Name of Authorized Signatory	)

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Schedule “A”

This is Schedule "A" to the Option Agreement dated July 20, 2004 between Radius Gold Inc., as Optionor and Coastport Capital Inc., as Optionee

San Ramon Project

NICARAGUA, CENTRAL AMERICA

The San Ramon Project is located in north-central Nicaragua, Central America.  The Project consists of a one granted licence and two licence applications.

San Ramon Project - Mineral Concessions (10,304.27ha)

Granted Licences (800.0ha)
	Name	Project	Valid	Area (ha)	Details
1	S. Ramón Matiguas	San Ramon	25 years	615.01	granted 8-Apr-02
				615.01
Applications (10,350.0ha)a
2	S. Ramón Mat.II	San Ramon	application	4,711.05	applied for 7/9/2003
3	Mina Verde	San Ramon	application	4,978.21	applied for 8/21/2003
				9,689.26

620000
630000
640000
1430000
1420000
MATAGALPA
roads
San Ramon
Matiguas I
4800ha
San Ramon
Matiguas
800ha
Mina Verde I
5550ha
rivers
HONDURAS
Nicaragua
International boundary
Department boundary
National capital
Department capital
Railroad
Road
SAN RAMON
PROJECT
NORTH
PACIFIC
OCEAN
Caribbean
Sea
Managua
COSTA RICA
San Ramon
Project
Granted
Claims
and
Applications

Schedule “B”

This is Schedule "B" to the Option Agreement dated July 20, 2004 between Radius Gold Inc., as Optionor and Coastport Capital Inc., as Optionee

MINIMUM TERMS OF JOINT VENTURE

The Joint Venture Agreement will contain the following minimum terms together with such other terms and conditions as the respective counsel for the parties may reasonably request in order that the affairs of the Optionor, Frank Mena (if and only if he has not converted his 30% interest into a royalty) and the Optionee (the "Participants") in respect of the Licenses may be reasonably carried out as a joint venture operation (the “Joint Venture”):

1.

on the date that the Optionee has exercised the Option in full and acquired its 50% interest in the Licenses, the Optionor will hold either a 20% participating interest or a 50% participating interest and, in any event, the Optionee will hold a 50% participating interest in the Joint Venture (the "Proportionate Interests");

2.

the Proportionate Interest of each Participant in the deemed Expenditures (“Participant’s Initial Contribution”) at the time of exercise of the Option will be:

Participant	Participating Interest
The Optionor	US $2,000,000 (deemed), if it holds a 50% interest at the time of the exercise of the Option, otherwise $800,000 (deemed)
The Optionee	US $2,000,000 (deemed)
Frank Mena	$1,200,000 (deemed), if he has not converted his 30% interest into a royalty prior to the exercise of the option

3.

the parties agree that if the Optionee arranges an agreement with a major company to participate in the Joint Venture, then each of the Optionor and the Optionee will contribute pro rata from their Proportionate Interest to the major company.

4.

the objectives of the Joint Venture will be to further explore and, if feasible, to place the Licenses or some part thereof into Commercial Production;

5.

the affairs of the Joint Venture will be governed by the direction and control of a management committee (the "Management Committee") to be composed of one representative and one alternate from each of the Participants, with decisions of the Management Committee to be determined by a majority of the percentage interests in the Licenses as voted by the representatives, except that if there is a deadlock, the deciding vote will be cast by the Operator;

6.

any decision to place the Licenses into Commercial Production is to be based on a bankable feasibility study approved by the Management Committee;

7.

The Optionee will initially act as the Operator of the Joint Venture, subject to the budget and programmes which when duly approved by the parties under the Joint Venture shall be “Approved Programme and Budget” as determined by the Management Committee and will have such other powers and duties as required to carry out that function.  If the Optionee's interest falls below 50%, then the Optionor may request a change of Operator.  The Operator will be paid a fee as follows:

(a)

following formation of a Joint Venture between the Participants but prior to the Commencement of Commercial Production, 5% of all exploration expenditures except in the case of exploration expenditures under a single contract in excess of $100,000 in which case the fee will be 2% of those expenditures; and

(b)

after the commencement of Commercial Production, 3% of all development and production expenditures except in the case of development and production expenditures under a single contract in excess of $100,000 in which case the fee will be 2% of such development and production expenditures;

8.

the joint operations under the Joint Venture will commence automatically on the date of the Exercise, whether or not a formal joint venture agreement has been entered into.  The Management Committee will hold its first joint venture meeting within 60 days of the Exercise, and the parties agree to have a formal joint venture agreement finalized within 190 days of the Exercise;

9.

each Participant is entitled to elect to participate, in proportion to its interest (“Proportionate Share”), the exploration, development, and mining operation of the Licenses subject to the following:

(a)

If Participant elects not to contribute its share of costs and the other Participant elects to contribute to the shortfall which has been created thereby, the interests of the Participants shall be adjusted so that each Participant holds an interest which is proportionate to its contribution to the total exploration, development and mining operation costs.  If a Participant permits its interest to be reduced to 15% or less, then that Participant shall be deemed to have withdrawn from the Joint Venture and its interest will be converted to a 2% Net Smelter Returns Royalty;

(b)

If a Participant elects not to contribute its share of costs, or elects to contribute less than its agreed upon share of costs, and the other Participant is unwilling or unable to contribute to the shortfall which has been created thereby, that Participant may elect to continue with the programme based on its proportionate share of costs, and the interests of the Participants shall be adjusted so that each Participant holds an interest which is proportionate to its contribution to the total exploration costs.  If a Participant permits its interest to be reduced to 15% or less, then that Participant shall be deemed to have withdrawn from the Joint Venture and its interest will be converted to a 2% Net Smelter Returns Royalty;

10.

a Participant contributing its Proportionate Share of mine costs is entitled to receive, in kind, its proportionate share of any minerals produced from a mine on the property and to separately dispose of the same;

11.

each Participant will have a right of first refusal for sixty days in respect of the other Participant wishing to dispose all or a part of its Proportionate Share in the Joint Venture; and

12.

if a Participant defaults in paying its share of expenditures related to an Approved Programme and Budget in which it elected to participate, the non-defaulting Participant shall apprise the defaulting Participant of the default whereupon the defaulting Participant shall have 30 days to pay the moneys owed. If, after receiving the notice and opportunity to cure the default of the moneys remaining unpaid, the defaulting Participant's interest will be reduced according to the following formula:

Divide the sum of:

(i)

the agreed value of the Participant's Initial Contribution;

(ii)

the total of all of the Participant's Contribution under the Joint Venture; and

(iii)

the amount, if any, the Participant elects to contribute and does contribute (including such amount paid on account of default of another Participant) to the adopted Approved Programme and Budget;

by the sum of (i), (ii), and (iii) for all Participants; and Multiply the result by 100.

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Schedule “C”

This is Schedule "C" to the Option Agreement dated July 20, 2004 between Radius Gold Inc., as Optionor and Coastport Capital Inc., as Optionee

Copy of the Nominee Agreement

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Schedule “D”

This is Schedule "D" to the Option Agreement dated July 20, 2004 between Radius Gold Inc., as Optionor and Coastport Capital Inc., as Optionee

Copy of the Underlying Mena Option Agreement